Exhibit 16.1

[ Grant Thornton LLP - Letterhead]

May 15, 2012

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: IVAX Diagnostics, Inc.

File No. 1-14798

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of IVAX Diagnostics, Inc. dated May 15, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Kenneth Meuser

GRANT THORNTON LLP